UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2008
PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-13305 (Commission file number )	75-1971716 (IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas (Address of principal executive offices)	79701 (Zip code)
(432) 684-3727
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Purchase and Sale Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On June 26, 2008, Parallel Petroleum Corporation, or “Parallel”, exercised its preferential right to purchase the interests of Diamond “M” Production Company, a subsidiary of Southwestern Energy Company, in Parallel’s “Diamond M” properties located in Scurry County, Texas in the Permian Basin of west Texas. The effective date of the purchase was May 1, 2008 and the net purchase price for the properties was approximately $35.5 million.
     The properties acquired by Parallel consist of two components:
•	an 89% working interest in the “base production and reserves” (the “Base”); and

•	a 22.3% working interest in the production and reserves above the Base.
As used in Parallel’s original trade agreement with Southwestern Energy, the Base generally refers to and means future production and reserves defined by an established base production decline curve as of December 19, 2001. Prior to this acquisition, Parallel did not own an interest in the Base, but owned a 65.7% working interest in the production and reserves above the Base. This acquisition resulted in an increase in Parallel’s current ownership in the Base from zero to an approximate 89% working interest (77% net revenue interest), and an increase in the production and reserves above the Base from a 65.7% working interest to an 88% working interest (76% net revenue interest).
     The additional interests acquired represent current daily production of approximately 298 net barrels of oil equivalent, or “BOE”, and proved reserves of approximately 3.5 million BOE, of which approximately 46% is proved developed producing.
     Including the additional interests acquired by Parallel under the Purchase and Sale Agreement, Parallel currently owns interests in approximately 5,805 gross (5,098 net) acres and 204 gross (180.68 net) producing oil and gas wells in the Diamond M properties.
     The purchase of the properties was consummated under terms of a Purchase and Sale Agreement between Diamond “M” Production Company and Parallel. The Purchase and Sale Agreement resulted from Parallel’s exercise of its preferential right to purchase upon being notified by Southwestern that it had entered into an agreement to sell the properties to an unrelated third party. As required by the preferential right to purchase, Parallel’s purchase of the properties was completed upon the same terms and conditions as had been agreed to between Diamond “M” Production Company and the third party, the purchase price and working interest being proportionately reduced among the parties exercising their preferential right to purchase.

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     Parallel has no relationship with Southwestern Energy or Diamond “M” Production Company, other than in respect of the Purchase and Sale Agreement and their common ownership in the Diamond M properties under the 2001 trade agreement.
     The purchase price was financed entirely with loan proceeds drawn under Parallel’s Fourth Amended and Restated Credit Agreement provided by Citibank, N.A. and the other lenders parties hereto. You can find additional information about our credit agreement in our Form 8-K Report dated May 16, 2008 and filed with the Securities and Exchange Commission on May 22, 2008.
     All of the properties acquired from Diamond “M” Production Company will be pledged as additional collateral to further secure the payment and performance of Parallel’s indebtedness and obligations under its credit agreement.
Item 9.01 Financial Statements and Exhibits.
     (a) Any financial statements required by Item 9.01 of this Current Report on Form 8-K will be filed not later than September 11, 2008.
     (d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated effective May 1, 2008, between Parallel Petroleum Corporation and Diamond “M” Production Company

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SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.
Dated: July 2, 2008

PARALLEL PETROLEUM CORPORATION
By:	/s/ Steven D. Foster
Steven D. Foster, Chief Financial Officer

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